CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lexington Realty Trust of our report dated February 19, 2010 relating to the financial statements of Lex-Win Concord LLC, which appears in Lexington Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 15, 2011